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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement, No. 33-30621, dated August 18, 1989.



Arthur Andersen & Co.



Chicago, Illinois
March 17, 1994